                                                                    EXHIBIT 2.3





                             RESTRUCTURE AGREEMENT

                                  BY AND AMONG

                         SPECIALTY CARE NETWORK, INC.,

                          VERO ORTHOPAEDICS II, P.A.,

                              JAMES L. CAIN, M.D.,

                            DAVID W. GRIFFIN, M.D.,

                            GEORGE K. NICHOLS, M.D.,

                                      AND

                            PETER G. WERNICKI, M.D.,




                         DATED AS OF DECEMBER 31, 1998

                               TABLE OF CONTENTS

ARTICLE I.
DEFINITIONS.......................................................................................................3

ARTICLE II.
BASIC TRANSACTION.................................................................................................4
         2.1  Purchase and Sale of Assets.........................................................................5
         2.2  Amendment and Restatement of Service Agreement......................................................5
         2.3  Accounting; True-Up; Dispute Resolution.............................................................6
         2.4  Assumption of Term Debt and Assumed Liabilities.....................................................6
         2.5  The Closing.........................................................................................6
         2.6  Deliveries at Closing...............................................................................6
         2.7  Taxes and Expenses..................................................................................6
         2.8  Employees...........................................................................................6

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SCN.............................................................................6
         3.1  Organization, Qualification, and Power..............................................................6
         3.2  Authorization of Transaction........................................................................6
         3.3  Noncontravention....................................................................................6
         3.4  Title; Condition....................................................................................6
         3.5  Tax Matters.........................................................................................6
         3.6  Brokers' Fees.......................................................................................6

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF VERO AND THE PHYSICIAN OWNERS...................................................7
         4.1  Organization........................................................................................7
         4.2  Ownership Interest of VERO..........................................................................8
         4.3  Authorization of Transaction........................................................................8
         4.4  Noncontravention....................................................................................8
         4.5  Brokers' Fees.......................................................................................8
         4.6 Title to SCN Shares..................................................................................8

ARTICLE V.
COVENANTS.........................................................................................................9
         5.1  General.............................................................................................9
         5.2  Notices and Consents................................................................................9
         5.3  Regulatory Matters and Approvals....................................................................9
         5.4  Operation of Business...............................................................................9
         5.5  Further Acts and Assurances.........................................................................9
         5.6  Full Access.........................................................................................9
         5.7  Notice of Developments..............................................................................9
         5.8  Collection of Accounts Receivable...................................................................9
         5.9  Corporate Authorization............................................................................10
         5.10  Employee Benefit Plans............................................................................10

ARTICLE VI.
CONDITIONS TO OBLIGATIONS TO CLOSE...............................................................................10
         6.1  Conditions to Obligation of VERO and the Physician Owners..........................................10
         6.2  Conditions to Obligation of SCN....................................................................11

ARTICLE VII.
PRE-CLOSING AND CLOSING DELIVERIES...............................................................................12
         7.1  By SCN.............................................................................................12

         7.2  By VERO and the Physician Owners...................................................................12

ARTICLE VIII.
TERMINATION......................................................................................................13
         8.1  Termination of Agreement...........................................................................13
         8.2  Effect of Termination..............................................................................13

ARTICLE IX.
INDEMNIFICATION..................................................................................................14
         9.1  Indemnification by VERO and the Physician Owners...................................................14
         9.2  Notice to VERO and the Physician Owners; Opportunity to Defend.....................................14
         9.3  General Indemnification by SCN.....................................................................14
         9.4  Notice to SCN; Opportunity to Defend...............................................................14

ARTICLE X.
MISCELLANEOUS....................................................................................................14
         10.1 Survival...........................................................................................14
         10.2  No Third-Party Beneficiaries......................................................................15
         10.3  Entire Agreement..................................................................................15
         10.4  Succession and Assignment.........................................................................15
         10.5  Counterparts......................................................................................15
         10.6  Headings..........................................................................................15
         10.7  Notices...........................................................................................15
         10.8  Governing Law; Venue..............................................................................15
         10.9  Amendments and Waivers............................................................................16
         10.10  Severability.....................................................................................16
         10.11  Expenses.........................................................................................16
         10.12  Construction.....................................................................................16
         10.13  No Referrals Required............................................................................16
         10.14  Incorporation of Exhibits and Schedules..........................................................16
         10.15 Transactions with Affiliated Practices............................................................16

SCHEDULE 1.1
EXCLUDED ASSETS......................................................................................Schedule 1.1-1

SCHEDULE 1.2
PHYSICIAN OWNERS.....................................................................................Schedule 1.2-1

SCHEDULE 1.3
TERM DEBT............................................................................................Schedule 1.3-1

SCHEDULE 2.4
ASSUMED LIABILITIES..................................................................................Schedule 2.4-1

SCHEDULE 3.3
CONSENTS.............................................................................................Schedule 3.3-1

EXHIBIT 2.1(a)
VERO NOTE..........................................................................................Exhibit 2.1(a)-1

EXHIBIT 2.1(b)
PURCHASE PRICE ALLOCATION AGREEMENT................................................................Exhibit 2.1(b)-1

EXHIBIT 7.1(b)
BILL OF SALE.......................................................................................Exhibit 7.1(b)-1

EXHIBIT 7.1(c)
ASSIGNMENT AND ASSUMPTION AGREEMENT................................................................Exhibit 7.1(c)-1

EXHIBIT 7.1(d)
MANAGEMENT SERVICES AGREEMENT......................................................................Exhibit 7.1(d)-1

EXHIBIT 7.2(c)
RELEASE............................................................................................Exhibit 7.2(c)-1

                             RESTRUCTURE AGREEMENT


         THIS AGREEMENT (this "Agreement") is made and entered into as of December 31, 1998, by and among VERO ORTHOPAEDICS II, P.A., a Florida professional service corporation ("VERO") and the undersigned Physician Owners (as defined herein) of VERO, on the one hand, and SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN"), on the other hand. VERO, the Physician Owners, and SCN are referred to individually herein as a "Party" or collectively herein as the "Parties."

                                R E C I T A L S:

         WHEREAS, VERO is engaged in the practice of medicine at its offices in Vero Beach, Florida;

         WHEREAS, certain of the Parties entered into an Merger Agreement dated November 12, 1996, pursuant to which SCN acquired certain assets of VERO, or VERO's predecessor entity that was engaged in the practice of medicine (the "Merger"), and, in connection therewith, the Parties entered into that certain Service Agreement dated November 12, 1996 (the"Service Agreement");

         WHEREAS, VERO has been managed by SCN pursuant to the Service
Agreement;

         WHEREAS, the Parties intend to amend and restate the Service Agreement as a Management Services Agreement;

         WHEREAS, the Parties intend that VERO, through the Physician Owners, purchase, or repurchase, as the case may be, certain assets heretofore utilized by SCN in its management of VERO's medical practice; and

         WHEREAS, the Parties intend that VERO assume certain liabilities of SCN which were generated or incurred by SCN in connection with its management of VERO's medical practice, and to make certain other agreements among themselves, all on the terms and conditions as set forth herein.

         NOW, THEREFORE, for and in consideration of the premises above, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

         For purposes of this Agreement, the following definitions shall apply:

         "Accounts Receivable" shall mean the Purchased A/R (as defined in the Service Agreement) of VERO, including collections on Purchased A/R which have not been transferred to SCN as of the Closing Date that have been purchased by SCN prior to the Closing Date.

         "Affected Participants" has the meaning set forth in SECTION 5.10(B).

         "Affiliated Practice" has the meaning set forth in SECTION 10.15.

         "Agreement" has the meaning set forth in the preface above.

         "Ancillary Services" has the meaning set forth in the Management Services Agreement.

         "Applicable Law" means all federal, state, county, municipal or other local laws, constitutions, ordinances, statutes, rules, regulations, and orders applicable thereto.

         "Arbitration Notice" shall have the meaning as defined in SECTION
2.3(B).

         "Asset Purchase Price" shall have the meaning as defined in SECTION
2.1.

         "Assumed Liabilities" shall have the meaning as defined in SECTION 2.4.

         "Book Value" shall mean the book value of the Purchased Assets as carried on SCN's books in accordance with GAAP, as determined by SCN or SCN's independent accountants.

         "Closing" has the meaning set forth in SECTION 2.5.

         "Closing Date" has the meaning set forth in SECTION 2.5.

         "Closing Date Balance Sheet" has the meaning set forth in SECTION
2.3(A).

         "Closing Price" has the meaning set forth in SECTION 2.2.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

         "Excluded Assets" means certain assets specifically set forth on
SCHEDULE 1.1 used in the provision of Ancillary Services at VERO and all assets of SCN not used specifically and exclusively in connection with the management of VERO's medical practice.

         "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices or procedures as may be approved by a significant segment of the accounting profession. For purposes of this Agreement, GAAP shall be applied in a manner consistent with the historic practices used by SCN with respect to VERO, as applicable.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, board, body, agency, bureau or entity or any arbitrator with authority to bind a party at law.

         "Independent Accounting Firm" shall have the meaning as defined in
SECTION 2.3(B).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Lender" means any lender to SCN that has a Security Interest in any of the Purchased Assets.

         "Loss" has the meaning set forth in SECTION 9.1.

         "Management Services Agreement" shall mean that certain Management Service Agreement by and among SCN, VERO and the Physician Owners dated as of January 1, 1999.

         "Merger" means the acquisition of the assets of VERO, or its predecessor Person in the practice of medicine, pursuant to the Merger Agreement.

         "Merger Agreement" means that certain Merger Agreement, dated November 12, 1996, by and among the Parties.

         "Most Recent Balance Sheet" has the meaning set forth in SECTION
2.3(A).

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other governmental body or by any arbitrator.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

         "Party or Parties" has the meaning set forth in the preface above.

         "Person" means an individual, corporation, partnership, association, limited liability company, limited liability partnership, joint stock company, joint venture, trust, unincorporated organization, or governmental entity (or any department, agency or political subdivision thereof, including without limitation Third-Party Payors).

         "Physician Owners" means the Persons set forth on SCHEDULE 1.2.

         "Practice Offices" has the meaning set forth in the Management Services Agreement.

         "Prepaid Expenses" means those expenses incurred and paid by SCN in connection with SCN's management of VERO's medical practice which confer a benefit on SCN, VERO or the Physician Owners, including but not limited to professional liability insurance, and which VERO has not paid SCN for pursuant to the Service Agreement or otherwise as of the Closing Date.

         "Proceedings" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator

         "Purchased Assets" means all of SCN's right, title, and interest in and to the following assets of SCN owned as of the Closing Date:

         (a)  Accounts Receivable;

         (b) assets purchased or acquired in the Merger other than those assets disposed of in the Ordinary Course of Business;

         (c)  Prepaid Expenses;

         (d) inventory used directly and exclusively in connection with SCN's management of VERO's medical practice which has not been previously purchased by VERO pursuant to the Service Agreement or otherwise; and

         (e) all other assets, tangible and intangible, acquired by SCN and used directly and exclusively in connection with the SCN's management of VERO's medical practice, other than the Excluded Assets.

         "Requisite SCN Approval" means (i) the requisite vote of the Board of Directors (or duly authorized committee thereof) of SCN and (ii) the approval of any Lender, in order to approve this Agreement and carry out the terms and conditions hereof.

         "Requisite VERO Approval" means the affirmative vote of the holders of the requisite percentage of the directors and/or shareholder interests of VERO which is required by the Florida Business Corporation Act to approve the transactions contemplated by this Agreement.

         "Restructuring Transaction" has the meaning set forth in SECTION 10.15.

         "SCN" means Specialty Care Network, Inc., a Delaware corporation, together with its affiliates, successors and assigns.

         "SCN Share" means any share of the common stock, $.001 par value per share, of SCN.

         "Savings Plan" has the meaning set forth in SECTION 5.10(B).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, or any conditional sales agreement, option, or right of first refusal other than (a) mechanic's, materialmen's or similar lien, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Service Agreement" shall have the meaning set forth in the Recitals of this Agreement.

         "Service Fee" means any reimbursable expense or Service Fee owed, or payable to, SCN by VERO or the Physician Owners pursuant to the Service Agreement.

         "Successor Plan" has the meaning set forth in SECTION 5.10(B).

         "Term Debt" means the debt and obligations set forth on SCHEDULE 1.3.

         "Third-Party Payor" has the meaning set forth in the Management Services Agreement.

         "Transferred Employee" means the terminated employees of SCN described in SECTION 2.8 and all other individuals employed at the Practice Offices on the Closing Date.

         "VERO" has the meaning set forth in the preface above.

         "VERO Health Plan" has the meaning set forth in SECTION 5.10(B).

         "VERO Note" has the meaning set forth in SECTION 2.1.

         "VERO Ownership Interests" has the meaning set forth in SECTION 4.2.


                                  ARTICLE II.
                               BASIC TRANSACTION

         II.1 Purchase and Sale of Assets. At the Closing, on and subject to the terms and conditions of this Agreement, SCN shall transfer, sell, assign, convey and deliver to VERO, and VERO shall purchase and otherwise assume, all of the

Purchased Assets. The purchase price for the Purchased Assets (the "Asset Purchase Price") shall equal (a) the Book Value of the Accounts Receivable as of the Closing Date, plus (b) the Book Value of all furniture, fixtures, office furnishings, tools and similar property, equipment and other capital assets of SCN, not including the Excluded Assets, used directly and exclusively in connection with SCN's management of VERO's medical practice as of the Closing Date, plus (c) the Book Value of all Prepaid Expenses as of the Closing Date, plus (d) the Book Value of all notes and other receivables owed to SCN by VERO and/or the Physician Owners, including but not limited to any accrued but unpaid Service Fees, owed by VERO to SCN as of the Closing Date, plus (e) cash balance in the VERO ORTHOPAEDICS II, P.A. deposit account less (f) the Book Value of the Assumed Liabilities. VERO and the Physician Owners shall satisfy the Asset Purchase Price at Closing by delivering to SCN a non-negotiable promissory note (the "VERO Note") substantially in the form attached hereto of
EXHIBIT 2.1(a), with a principal amount which is based on the Most Recent Balance Sheet. The Asset Purchase Price and the VERO Note, shall be subject to adjustment with respect to the cash amounts paid at Closing in accordance with
SECTION 2.3. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Purchased Assets for all purposes (including financial accounting and tax purposes) in accordance with the Purchase Price Allocation Agreement attached hereto as EXHIBIT 2.1.

         II.2 Amendment and Restatement of Service Agreement. At the Closing, on and subject to the terms and conditions of this Agreement, the Parties shall amend and restate the Service Agreement in substantially the form of the Management Services Agreement attached hereto as EXHIBIT 7.1(D), and such Management Services Agreement shall control the rights, obligations and duties of the Parties with respect to SCN's management of VERO's medical practice from and after the Closing Date; provided, however, that the Service Agreement shall be effective and shall control the relationship of the Parties prior to the Closing Date. As consideration for SCN's agreeing to amend and restate the Service Agreement, VERO and the Physician Owners shall deliver to SCN at Closing 488,705 SCN Shares, free and clear of all liens and encumbrances. VERO or the Physician Owners may elect to pay cash lieu of delivering all or part of the SCN shares required pursuant to subsection (b). For purposes of the preceding sentence, each SCN share shall be deemed to have a value equal to the lesser of (i) Three and No/100 Dollars ($3.00), or (ii) the average closing price for an SCN Share on the NASDAQ market quotation system for the thirty
(30) trading days ending on the fifth (5th) day preceding the Closing Date (the "Closing Price"). In the event that the Closing Price exceeds Three and No/100 Dollars ($3.00) and VERO or the Physician Owners elect to deliver cash in lieu of all or part of the SCN Shares, then VERO or the Physician Owners, as applicable, shall deliver to SCN contemporaneously with the delivery of such cash written evidence that the SCN Shares for which such election to pay cash was made were disposed of prior to the date of this Agreement in a broker assisted trade. VERO and the Physician Owners agree that any SCN Shares delivered pursuant to this SECTION 2.2 shall be properly endorsed for transfer by VERO or the Physician Owners and shall be delivered by VERO and/or the Physician Owners.

         II.3  Accounting; True-Up; Dispute Resolution.

         (a) No less than five (5) business days prior to Closing, SCN shall deliver to VERO the most recently prepared month-end balance sheet (the "Most Recent Balance Sheet") stating the Book Value of the Purchased Assets and Assumed Liabilities. Within sixty (60) days from the Closing Date, SCN shall prepare a balance sheet (the "Closing Date Balance Sheet") stating the Book Value of the Purchased Assets and Assumed Liabilities as of the Closing Date. In the event SCN determines that the Asset Purchase Price (as determined in accordance with the Closing Date Balance Sheet) is greater than the amount paid by VERO and the Physician Owners at Closing in accordance with the provisions of SECTION 2.1 of this Agreement, then VERO and the Physician Owners shall pay to SCN such excess in cash within two (2) days of the date SCN furnishes to VERO and the Physician Owners the Asset Purchase Price computation. In the event that SCN determines that the Asset Purchase Price (as determined in accordance with the Closing Date Balance Sheet) is less than the amount paid by VERO and the Physician Owners to SCN at Closing in accordance with the provisions of SECTION 2.1 of this Agreement, then SCN shall pay to VERO and the Physician Owners such excess in cash within two (2) days of the date SCN furnishes to VERO and the Physician Owners the Asset Purchase Price computation.

         (b) If SCN and VERO are unable to resolve any disagreement within twenty (20) days after SCN's receipt of such notice of disagreement, either SCN or VERO may give notice (an "Arbitration Notice") to the other Party of an intent to submit such disagreement to a certified independent public accounting firm that is nationally recognized (the "Independent

Accounting Firm") and mutually agreeable to SCN and VERO. If SCN and VERO cannot agree upon such election within twenty (20) days after delivery of the Arbitration Notice, the Independent Accounting Firm shall be selected by lot from among the five largest independent public accounting firms in the United States, excluding SCN's principal auditors. The dispute shall be immediately submitted by VERO and SCN to the Independent Accounting Firm for resolution of such dispute within twenty (20) days after submission to the Independent Accounting Firm. At the time of the submission of such dispute to the Independent Accounting Firm for resolution, SCN shall file with the Independent Accounting Firm a written statement of its position with regard to any matters in dispute, at which time VERO shall have ten (10) days to respond in writing to SCN's position. Upon receipt of written position statements by each of SCN and VERO, the Independent Accounting Firm shall resolve the dispute in accordance with GAAP. The decision of the Independent Accounting Firm shall be final and binding upon all Parties hereto. Each Party shall bear its own expenses, including expenses of its accountants and attorneys in connection with the resolution of any such dispute; provided, however, the fees and expenses of the Independent Accounting Firm shall be paid by VERO.

         II.4 Assumption of Term Debt and Assumed Liabilities. Except as otherwise provided herein, VERO shall assume at the Closing Date, and shall perform or discharge on or after the Closing Date, (i) the Term Debt set forth on SCHEDULE 1.3, and (ii) the commitments, obligations and liabilities of SCN which are listed on SCHEDULE 2.4 attached hereto (collectively the "Assumed Liabilities") with respect to VERO and the Physician Owners, including without limitation, any and all accounts payable, payroll, accrued employee vacation time and sick leave and any employee benefits.

         II.5 The Closing. The closing of the transaction (the "Closing") shall take place at the offices of SCN, 44 Union Boulevard, Suite 600, Lakewood, Colorado 80118, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than December 31, 1998. Time is of the essence for this Agreement. The Parties may agree to close the transactions contemplated by the Agreement via facsimile, with executed original agreements, instruments, or other documents to be sent to the appropriate party via FedEx (or other nationally recognized delivery company that guarantees delivery of such documents on the following day) the next day; provided, however, the Parties shall execute a written agreement governing the terms and conditions of a Closing via facsimile.

         II.6 Deliveries at Closing. At the Closing, (i) SCN will deliver to VERO the various certificates, instruments, and documents referred to in
SECTION 7.1 below; (ii) VERO and the Physician Owners, as applicable, will deliver to SCN the various certificates, instruments, and documents referred to in SECTION 7.2 below.

         II.7 Taxes and Expenses. SCN and VERO shall be responsible for any business, occupation, withholding or similar tax or taxes of any kind related to SCN's or VERO's business, respectively, for any period prior to the Closing Date. All applicable sales, use and tangible taxes, documentary stamp taxes, filing and recording costs and other transfer taxes, costs and fees relating to the transfer of title to the Purchased Assets, and the consummation of the transactions described herein, shall be paid by VERO.

         II.8 Employees. As of the Closing Date and subject to Applicable Law, SCN shall terminate all the employees of SCN utilized at the Practice Offices. VERO shall hire such terminated employees and pay to such terminated employees substantially the same compensation and benefits as SCN had paid such terminated employees prior to the Closing Date. VERO shall assume responsibility under any and all employment agreements with respect to such terminated employees.


                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF SCN

         SCN represents and warrants to VERO and the Physician Owners that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE III).

         III.1 Organization, Qualification, and Power. SCN is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the character or location of the properties owned or the business conducted by SCN makes such qualifications necessary. SCN has the full power and authority to carry on the business in which it is engaged and to own and use the properties owned, leased and used by it. SCN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         III.2 Authorization of Transaction. SCN has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; subject, however, to SCN obtaining the Requisite SCN Approval. Upon receiving the Requisite SCN Approval, this Agreement will constitute the valid and legally binding obligation of SCN, enforceable in accordance with its terms and conditions.

         III.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, professional regulatory organization or court to which SCN is subject or any provision of the Delaware General Corporation Law or bylaws of SCN or (ii) upon receipt of all consents set forth on SCHEDULE 3.3, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice (other than such notice as may be required by a lender) under any agreement, contract, lease, license, instrument or other arrangement to which SCN is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). SCN is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         III.4 Title; Condition. SCN has, or will have at the Closing Date, and will convey to VERO good and marketable title to all of the Purchased Assets subject to no Security Interest. SCN agrees to remove all Security Interests on the Purchased Assets reflected on any search of public records, if any, prior to the Closing Date and to remove any other Security Interest on the Purchased Assets created with respect to the Purchased Assets between the date of such search of public records and the Closing Date.

         III.5 Tax Matters. All federal and state tax returns required by law to filed with respect to payroll taxes have been filed and SCN has paid or adequately provided for all such taxes. SCN has withheld from each payment made to employees of SCN the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and has paid or will pay the same to, or has deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities. There are no tax liens on any of Purchased Assets except those with respect to taxes not yet due and payable.


         III.6 Brokers' Fees. SCN does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which VERO or the Physician Owners may be obligated.

                                  ARTICLE IV.
        REPRESENTATIONS AND WARRANTIES OF VERO AND THE PHYSICIAN OWNERS

         VERO and the Physician Owners, jointly and severally, represent and warrant to SCN that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV).

         IV.1 Organization. VERO is a professional service corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. VERO is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the character or location of the properties owned or the business conducted by VERO makes such qualification necessary. VERO has the full power and authority to carry on the business in which it is engaged and to own and use the properties owned, leased and used by it.

         IV.2 Ownership Interest of VERO. VERO is owned solely by the Physician Owners. Except for the shares of all classes of stock (the "VERO Ownership Interests") owned by the Physician Owners, there are no other VERO Ownership Interests or any other interest convertible into a VERO Ownership Interest authorized or outstanding.

         IV.3 Authorization of Transaction. VERO has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of VERO and the Physician Owners, enforceable in accordance with its terms and conditions.

         IV.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, professional regulatory organization or court to which VERO is subject or any provision of the Florida Business Corporation Act or bylaws of VERO or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which VERO is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). VERO is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         IV.5 Brokers' Fees. Neither VERO nor the Physician Owners have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which SCN could become liable or obligated.

         IV.6 Title to SCN Shares. VERO or the Physician Owners have, or will have at the Closing Date, good and marketable title to all of the SCN Shares delivered pursuant to SECTION 2.2 subject to no mortgage, pledge, lien, lease, conditional sales agreement, option, right of first refusal or any other encumbrance or charge, including taxes. VERO and the Physician Owners agree to remove all Security Interests reflected on any search of public records, if any, prior to the Closing Date and to remove any other Security Interest filed with respect to the SCN Shares between the date of such search of public records and the Closing Date.

                                   ARTICLE V.
                                   COVENANTS

         The Parties agree as follows with respect to the period from and after the execution of this Agreement:

         V.1 General. Each of the Parties will use its or his best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in ARTICLE VI below) to be satisfied by him or it, subject to the exercise of the SCN directors' fiduciary duties under Delaware law. This SECTION 5.1 shall not be construed to obligate any of the Parties to waive any condition precedent to his or its obligations to perform hereunder.

         V.2 Notices and Consents. VERO and SCN will give any notices to third parties, and will use their best efforts to obtain any third party consents, necessary or required to consummate the transaction contemplated hereby.

         V.3 Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement.

         V.4 Operation of Business. From the date of this Agreement through the Closing Date, SCN and VERO will not (and will not commit to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (a) Neither SCN nor VERO will authorize or effect any change in its charter, or equivalent thereof, or bylaws; and

                  (b) SCN will not impose any Security Interest upon any of the Purchased Assets outside the Ordinary Course of Business.

         V.5 Further Acts and Assurances. SCN, and VERO and the Physician Owners shall, at any time and from time to time at and after the Closing, upon request of the other, (a) take any and all steps necessary to (i) place VERO in possession and operating control of the Purchased Assets, (ii) transfer the SCN Shares to be delivered pursuant to SECTION 2.1, (iii) enter into the Management Services Agreement, and (iv) enter into any agreement or arrangement contemplated hereby; and (b) will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better transferring and confirming to VERO or SCN, as applicable, or their respective successors or assigns, or for reducing to possession, any or all of (x) the Purchased Assets, and (y) the SCN Shares to be delivered pursuant to SECTION 2.1.

         V.6 Full Access. Upon five (5) business days prior notice, SCN will permit representatives of VERO to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to SCN during normal business hours; provided, however, such access shall be limited to the operations of VERO and the Physician Owners as such are relevant to the transactions contemplated by this Agreement.

         V.7 Notice of Developments. Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in ARTICLE III or ARTICLE IV above. No disclosure by any Party pursuant to this SECTION 5.7, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         V.8 Collection of Accounts Receivable. SCN agrees to cooperate with Physician Owners in the collection of Accounts Receivable owned by SCN as of the Closing Date and acquired by VERO pursuant to this Agreement. In connection therewith, SCN agrees to execute the necessary documents to accommodate the collection of the Accounts Receivable in such manner.

         V.9 Corporate Authorization. By execution of this Agreement, VERO and the Physician Owners have taken any and all steps necessary and have done, executed, acknowledged and delivered, or have caused to be done, executed, acknowledged and delivered, all such acts, deeds and assurances required in order to consummate the transactions contemplated by this Agreement, including the Physician Owners voting as directors of VERO in favor of the transactions contemplated by this Agreement and voting as an owners of VERO in favor of the transactions contemplated by this Agreement at any meeting (or in any action by written consent) required by the Florida Business Corporation Act.

         V.10  Employee Benefit Plans.

                  (a) Welfare Plans. As of the Closing Date, the Transferred Employees shall cease participating in all SCN welfare benefit plans, including, but not limited to, the Speciality Care Network Medical/Dental Plan, the Speciality Care Network Like Insurance Plan, the Speciality Care Network Disability Plan, and the Speciality Care Network Flexible Spending Plan. As of the Closing Date, VERO shall, with respect to Transferred Employees, designate one or more plans ("VERO Health Plan") to provide health benefits substantially similar to the Specialty Care Network Medical/Dental Plan to Transferred Employees and their eligible dependents, and VERO shall allow all Transferred Employees and their eligible dependents to enroll, without any waiting period, in the VERO Health Plan. With respect to Transferred Employees, the VERO Health Plan shall waive any restrictions and limitations for pre-existing conditions. Any service of Transferred Employees recognized by SCN under the Specialty Care Network welfare plan shall be recognized by the VERO welfare plans. SCN and the Specialty Care Network Medical/Dental Plan shall only be responsible for health expenses of Transferred Employees and their dependents to the extent such expenses are covered under the terms are covered under the terms of the Specialty Care Network Medical/Dental Plan and are incurred prior to the Closing Date. The VERO Health Plan shall take into account expenses incurred under the Specialty Care Network Medical/Dental Plan on or after January 1, 1999, and up to the Closing Date, for purposes of determining deductibles and out-of-pocket limits under the VERO Health Plan.

                  (b) Specialty Care Network Retirement Savings Plan. As of the Closing Date, the Transferred Employees shall cease participating in the Specialty Care Network Retirement Savings Plan ("Savings Plan"). As of the Closing Date, VERO shall establish, at its sole expense, a defined contribution retirement plan that is qualified under sections 401(a) and 501(a) of the Code ("Successor Plan"). Within 90 days after the Closing Date, SCN shall cause the assets and liabilities of the Savings Plan attributable to the accounts of the Transferred Employees and individuals formerly employed at the Practice Offices (the "Affected Participants") to be transferred to the Successor Plan. Effective upon the completion of the transfer of assets in accordance with this Section, VERO shall cause Successor Plan to assume the liabilities of the Savings Plan applicable to such Affected Participants. With respect to Transferred Employees, the Successor Plan shall waive all requirements for eligibility to participate. Service of a Transferred Employee which is recognized by the Savings Plan shall be recognized as service under the Successor Plan.

                  (c) Amendments and Termination. The SCN employees benefit plans described in this SECTION 5.10 are hereby amended, effective as of the Closing Date, by making any changes necessary or appropriate to effectuate the provisions of this SECTION 5.10. SCN reserves the right to terminate any of the employee benefit plans described in this
         SECTION 5.10 at any time before or after the Closing Date.


                                  ARTICLE VI.
                       CONDITIONS TO OBLIGATIONS TO CLOSE

         VI.1 Conditions to Obligation of VERO and the Physician Owners. The obligation of VERO and the Physician Owners to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                  (a)      the Requisite VERO Approval shall have been obtained;

                  (b) the representations and warranties set forth in ARTICLE III above shall be true and correct in all material respects at and as of the Closing Date;

                  (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the rights of VERO or the Physician Owners to own the Purchased Assets;

                  (d) all actions to be taken by SCN in connection with the consummation of the transactions contemplated hereby and all certificates, instruments, agreements and other documents required to effect the transactions contemplated hereby, have been taken or delivered to VERO and the Physician Owners and are satisfactory in form and substance;

                  (e) SCN shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

                  (f) neither surrender of the SCN Shares by VERO and/or the Physician Owners, nor the issuance of the VERO Note will violate federal securities laws or the securities laws of any state of the United States.

VERO and the Physician Owners may waive any condition specified in this SECTION
6.1 by executing a writing so stating at or prior to the Closing.

         VI.2 Conditions to Obligation of SCN. The obligation of SCN to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                  (a) SCN shall have procured all of the third party consents necessary to transfer the Assumed Liabilities or shall have made for adequate provision thereof;

                  (b)      the Requisite SCN Approval shall have been obtained;

                  (c) the representations and warranties set forth in ARTICLE IV above shall be true and correct in all material respects at and as of the Closing Date;

                  (d) VERO and the Physician Owners shall have performed and complied with all of their covenants hereunder in all material respects through the Closing; and

                  (e) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of SCN to own the Purchased Assets;

                  (f) all actions to be taken by VERO and/or the Physician Owners in connection with the consummation of the transactions contemplated hereby and all certificates, instruments, agreements and other documents required to effect the transactions contemplated hereby, have been taken or delivered to SCN and are satisfactory in form and substance.

SCN may waive any condition specified in this SECTION 6.2 by executing a writing so stating at or prior to the Closing.

                                  ARTICLE VII.
                       PRE-CLOSING AND CLOSING DELIVERIES

         VII.1 By SCN. SCN shall execute and deliver to VERO and the Physician Owners prior to or at the Closing:

                  (a) Certified resolutions of SCN authorizing the execution of all documents and the consummation of all transactions contemplated hereby;

                  (b) A Bill of Sale in substantially the form attached hereto as EXHIBIT 7.1(B);

                  (c) An Assignment and Assumption Agreement in substantially the form attached hereto as EXHIBIT 7.1(C);

                  (d) A Management Services Agreement in substantially the form attached hereto as EXHIBIT 7.1(D);

                  (e) A certificate duly executed by the President, or other duly authorized executive officer, of SCN that as of the Closing Date, all representations and warranties of SCN are true and correct in all material respects, all covenants and agreements contained in the Agreement to be performed by SCN have been performed or complied with, and all conditions to Closing have been satisfied;

                  (f) The Most Recent Balance Sheet pursuant to SECTION 2.3(A); and

                  (g) Such other instruments as may be reasonably requested by VERO in order to effect to or carry out the intent of this Agreement.



         VII.2 By VERO and the Physician Owners. VERO and the Physician Owners shall deliver to SCN at or prior to the Closing:

                  (a) The Asset Purchase Price, the VERO Note and the stock certificates representing the SCN Shares being sold to SCN by VERO and/or the Physician Owners;

                  (b) An Assignment and Assumption Agreement in substantially the form of EXHIBIT 7.1(C);

                  (c) A Release in substantially the form attached hereto as
         EXHIBIT 7.2(C);

                  (d) Certified resolutions of VERO authorizing the execution of all documents and the consummation of all transactions contemplated hereby;

                  (e) A Management Services Agreement in substantially the form attached hereto as EXHIBIT 7.1(D);

                  (f) A certificate, duly executed by the President, or other duly authorized officer, of VERO, stating as of the Closing Date, all representations and warranties of VERO are true, all covenants and agreements contained in the Agreement to be performed by VERO have been performed or complied with and all conditions to Closing have been satisfied; and

                  (g) Such other instruments as may be reasonably requested by SCN in order to effect to or carry out the intent of this Agreement.

                                 ARTICLE VIII.
                                  TERMINATION

         VIII.1 Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after SCN board of directors approval) as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

                  (b) VERO and the Physician Owners may terminate this Agreement by giving written notice to SCN at any time prior to the Closing Date (A) in the event SCN has breached any representation, warranty, or covenant contained in this Agreement in any material respect, VERO and the Physician Owners have notified SCN of the breach, and the breach has continued without cure on or before December 31, 1998, after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under SECTION 6.2 hereof (unless the failure results primarily from VERO's or the Physician Owners' breaching any representation, warranty, or covenant contained in this Agreement); or

                  (c) SCN may terminate this Agreement by giving written notice to VERO or the Physician Owners at any time prior to the Closing Date
         (A) in the event VERO or the Physician Owners has breached any representation, warranty, or covenant contained in this Agreement in any material respect, SCN has notified VERO or the Physician Owners of the breach, and the breach has continued without cure on or before December 31, 1998, after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998 by reason of the failure of any condition precedent under SECTION 6.1 hereof (unless the failure results primarily from SCN's breaching any representation, warranty, or covenant contained in this Agreement).

         VIII.2 Effect of Termination. If any Party terminates this Agreement pursuant to SECTION 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach). Notwithstanding the foregoing, in the event the transaction contemplated by this Agreement is not consummated due to the fault, or failure to perform hereunder by (i) VERO or the Physician Owners, then VERO and the Physician Owners agree to reimburse SCN for SCN's out-of-pocket expenses, including but not limited to professional fees or (ii) SCN, then SCN agrees to reimburse VERO and the Physician Owners for their out-of-pocket expenses, including but not limited to professional fees.

                                  ARTICLE IX.
                                INDEMNIFICATION

         IX.1 Indemnification by VERO and the Physician Owners. VERO and the Physician Owners agree to and shall, jointly and severally, defend, indemnify and hold harmless SCN, its successors and assigns, officers and directors from or against any and all losses, liabilities, claims, damages, actions, suits, costs, deficiencies, penalties, and expenses (including without limitation reasonable attorney's fees) (collectively referred to herein as "Loss") (i) resulting from or arising out of the breach, untruth or inaccuracy of any representation, warranty or covenant of VERO or the Physician Owners set forth in this Agreement, or (ii) resulting from or arising out of any of the Assumed Liabilities. In addition to any indemnification rights granted to SCN under this Agreement, SCN shall continue to be entitled to any indemnification under any prior agreements between or among SCN, VERO, or the Physician Owners, including without limitation any SCN rights to indemnification under the Service Agreement or the Merger Agreement.

         IX.2 Notice to VERO and the Physician Owners; Opportunity to Defend. SCN agrees to give prompt notice to VERO and the Physician Owners of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under SECTION 9.1. VERO and the Physician Owners may participate in and at their election, or at the request of SCN, assume the defense of any such suit, action or proceeding at VERO or the Physician Owners' expense. Neither VERO nor the Physician Owners shall be liable under SECTION 9.1 for any settlement effected without their consent of any claim, litigation or proceeding in respect of which indemnity may be sought under SECTION 9.1 which consent shall not be unreasonably withheld.

         IX.3 General Indemnification by SCN. SCN agrees to and shall defend, indemnify and hold harmless VERO, its successors and assigns, officers and managers, from or against any Loss resulting from or arising out of the breach, untruth or inaccuracy of any representation, warranty or covenant of SCN set forth in this Agreement.

         IX.4 Notice to SCN; Opportunity to Defend. The Physician Owners agree to give prompt notice to SCN of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under SECTION 9.3. SCN may participate in and at its election, or at the request of the Physician Owners, assume the defense of any such suit, action or proceeding at SCN's expense. SCN shall not be liable under SECTION 9.3 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

                                   ARTICLE X.
                                 MISCELLANEOUS

         X.1 Survival. The representations, warranties, and covenants of the Physician Owners, VERO and SCN contained in this Agreement and the indemnifications contained herein shall survive the Closing. Except as provided in this SECTION 10.1 below, no claim for indemnification with respect to any alleged misrepresentation or breach of warranty may be made after three (3) years following the Closing Date. SCN shall be entitled to indemnification for
(i) claims for breaches of representations, warranties or covenants relating to matters involving the payment of taxes (including interest and/or penalties thereon), (ii) claims arising from reimbursement of any amounts to Third Party Payors (including interest and penalties thereon), and (iii) claims relating to a matter involving compliance with Applicable Laws as described in ARTICLE IV and ARTICLE V above and such right of indemnification shall survive for the applicable statute of limitations for the underlying claim asserted. Any matter to which indemnification pertains and with respect to which a claim has been asserted or threatened following the Closing Date and prior to termination of the applicable survival period shall, notwithstanding the expiration of the applicable survival period, continue to be subject to the indemnification under this Agreement until such claim is finally terminated, settled, resolved or adjudicated; and all terms, conditions and stipulations of this Agreement shall likewise continue to apply.

         X.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         X.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         X.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         X.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         X.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         X.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:



If to VERO:                                  Copy to:
Vero Orthopaedics II, P.A.                   Block & Taylor
1260 37th Street                             2127 Tenth Avenue
Vero Beach, Florida  32960                   Vero Beach, FL 32960
Attention:  Peter G. Wernicki, M.D.          Attention: James A. Taylor, III, Esq.
Facsimile: (561) 569-8349                    Facsimile: (561) 562-1740


If to SCN:                                   Copy to:

Specialty Care Network, Inc.                 Baker, Donelson, Bearman & Caldwell, P.C.
44 Union Boulevard, Suite 600                700 North State Street, Suite 500
Lakewood, Colorado 80228                     Jackson, Mississippi  39225
Attention:  Kerry R. Hicks, President        Attention: William S. Painter, Esq.
Facsimile: (303) 716-1298                    Facsimile: (601) 351-2424


Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         X.8 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado. Each of the parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

         X.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing Date with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to SCN board approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         X.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         X.11 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         X.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         X.13 No Referrals Required. The Parties agree that no part of this Agreement shall be construed to induce or encourage the referral of patients or the purchase of health care services or supplies. The Parties acknowledge that there is no requirement under this Agreement or any other agreement between VERO and SCN that any party refer any patients to any health care provider or purchase any health care goods or services from any source. Additionally, no payment under this Agreement is in return for the referral of patients, if any, or in return for purchasing, leasing or ordering services from SCN or any of SCN's affiliates. The Parties may refer patients to any company or person providing services and will make such referrals, if any, consistent with professional medical judgment and the needs and wishes of the relevant patients.

         X.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         X.15 Transactions with Affiliated Practices. In the event that SCN shall within a period commencing on the Closing Date and ending December 31, 1999 close a transaction with an Affiliated Practice which is substantially similar to the restructuring transaction contemplated by this Agreement (a "Restructuring Transaction"), and, taken as a whole, the financial terms of such other Restructuring Transaction are materially more favorable to such Affiliated Practice (and its Physician Owners) than the financial terms, taken as a whole, of the restructuring transaction contemplated by this Agreement, then in such event the Parties shall modify the financial terms of this Agreement in such manner as the Parties shall reasonably determine so that the financial terms of the restructuring transaction contemplated by this Agreement for VERO and the Physician Owners shall be no less favorable, when taken as a whole, than the Restructuring Transaction undertaken with respect to any other Affiliated Practice. For these purposes, the term "Affiliated Practice" shall refer to any physician medical practice which, as of December 1, 1998, had in effect with SCN an agreement substantially similar to the Service Agreement. For purposes of this SECTION 10.15, "material" shall be limited solely to consideration given by an

Affiliated Practice in consideration of a Restructuring Transaction on terms other than as follows: (i) Seventy-Five Percent (75%) or more of the SCN Shares received by such Affiliated Practice in its original acquisition transaction with SCN, or the financial equivalent thereof, (ii) Twenty-Five Percent (25%) of the cash received by such Affiliated Practice in its original acquisition transaction with SCN as consideration for restructuring the Service Agreement, and/or (iii) a management services fee in an amount less than Fifty Percent (50%) of the percentage service fee under the Service Agreement, or the financial equivalent thereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                  SPECIALTY CARE NETWORK, INC.


                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------
                                  VERO ORTHOPAEDICS II, P.A.

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

                                  PHYSICIAN OWNERS:


                                  ---------------------------------------------
                                  JAMES L. CAIN, M.D.


                                  ---------------------------------------------
                                  DAVID W. GRIFFIN, M.D.


                                  ---------------------------------------------
                                  GEORGE K. NICHOLS, M.D.


                                  ---------------------------------------------
                                  PETER G. WERNICKI, M.D.

                                  SCHEDULE 1.1

                                EXCLUDED ASSETS


                               Bone Densitometer

                                  SCHEDULE 1.2

                                PHYSICIAN OWNERS



                              James L. Cain, M.D.
                             David W. Griffin, M.D.
                            George K. Nichols, M.D.
                            Peter G. Wernicki, M.D.
                             Charlene Wilson, M.D.

                                  SCHEDULE 1.3

                                   TERM DEBT


                                 See attached.

                                  SCHEDULE 2.4

                              ASSUMED LIABILITIES

                                Accounts Payable
                            Accrued Personnel Costs
                             Other Accrued Expense
                           Capital Lease Obligations

                                  SCHEDULE 3.3

                                    CONSENTS

                                 See attached.

                                 EXHIBIT 2.1(a)

                                   VERO NOTE

                                 See attached.

                                 EXHIBIT 2.1(b)

                      PURCHASE PRICE ALLOCATION AGREEMENT


         THIS AGREEMENT is made and entered into as of December 31, 1998, by and between SPECIALTY CARE NETWORK, INC., a Delaware corporation (the "Purchaser") and VERO ORTHOPAEDICS II, P.A., a Florida professional service corporation (the "Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser have entered into a Restructure Agreement dated as of December 31, 1998, pursuant to which Seller has agreed to sell and Purchaser has agreed to buy certain of the assets (the "Purchased Assets") of Seller (the "Restructure Agreement");

         WHEREAS, the Restructure Agreement provides that the parties shall allocate the price to be paid for the Purchased Assets (the "Purchase Price") in a manner which shall conform with and include the information required by
Section 1060 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the parties hereto desire to set forth herein with particularity the allocation of the Purchase Price.

         NOW, THEREFORE, in consideration of the foregoing recitals, the covenants, conditions, representations, warranties, stipulations and agreements contained herein, and other good and valuable consideration, the full receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Allocation of Asset Purchase Price. The Asset Purchase Price set forth in the Restructure Agreement is hereby allocated among the Purchased Assets as follows:

         Description              Fair Market Value          Allocation
         Class I
         Class II
         Class III
         Class IV
         Class V

         2. Asset Acquisition Statement. The parties agree that they will allocate the Purchase Price as set forth herein on the Asset Acquisition Statement reported to the Internal Revenue Service on Internal Revenue Form 8594.

         3. Purchaser and Seller Acknowledgment. The Purchaser and Seller acknowledge that they have inspected the Purchased Assets and that the amounts set forth herein as the fair market values of such Purchased Assets are true and accurate as of the date hereof.

         4. Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter and supersedes all negotiations, prior discussions, agreements and understandings relating to the subject matter of this Agreement. Any modifications to this Agreement must be approved in writing by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Purchase Price Allocation Agreement as of the day and date first written above.

                                          VERO ORTHOPAEDICS II, P.A.


                                          By:
                                             ----------------------------------
                                          Title:
                                                -------------------------------

                                          SPECIALTY CARE NETWORK, INC.

                                          By:
                                             ----------------------------------
                                          Title:
                                                -------------------------------

                                 EXHIBIT 7.1(b)

                                  BILL OF SALE

         THIS BILL OF SALE is made and delivered by and from SPECIALTY CARE NETWORK, INC., a Delaware Corporation ("Seller"), to VERO ORTHOPAEDICS II, P.A., a Florida professional service corporation ("Purchaser"), pursuant to and in accordance with the terms and provisions of that certain Restructure Agreement dated as of December 31, 1998 (the "Restructure Agreement"), by and between Seller and Purchaser. Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Restructure Agreement.

         In connection therewith, for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Seller does hereby grant, bargain, sell, transfer, convey and deliver unto Purchaser, its successors and assigns, all legal and beneficial right, title and interest in and to the Purchased Assets; to have and to hold the same unto Purchaser and its successors and assigns from and after the date hereof, subject to the representations and warranties of Seller and other terms and conditions contained in the Restructure Agreement, and subject to Seller'S security interest in the Purchased Assets pursuant to that certain Security Agreement by and between Seller and Purchaser of even date herewith. The foregoing expressly does not include any of the Excluded Assets set forth in the Restructure Agreement.

         Subject to the terms and conditions of the Restructure Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to consummate and make effective the purchase of the Purchased Assets and the other transactions contemplated by the Restructure Agreement. From time to time after the date hereof, Seller will, at Seller'S expense, execute and deliver such instruments and documents to Purchaser, as Purchaser may reasonably request, in order to more effectively vest in Purchaser good title to the Purchased Assets and to more effectively consummate the transactions contemplated by the Restructure Agreement.

         All of the representations and warranties of Seller set forth in the Restructure Agreement regarding the Purchased Assets are incorporated herein by reference in their entirety, to the same extent and with the same limitations as set forth in the Restructure Agreement. Seller represents and warrants that the title conveyed is good and marketable, its transfer rightfully made; that the Purchased Assets are delivered free and clear of all liens and encumbrances; and that Seller will warrant and defend same against the lawful claims and demands of all persons whomsoever.

         This instrument shall be binding upon Seller, its successors and assigns, and shall inure to the benefit of Purchaser, its successors and assigns. This instrument shall be effective as to the transfer of all of the Purchased Assets as of the Closing Date.

         Nothing herein contained shall be deemed or construed as an assumption by Purchaser of, or to impose upon Purchaser, any liabilities or obligations of Seller, except as otherwise provided in that certain Assignment and Assumption Agreement of even date herewith.

         This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, Seller has caused its duly authorized representative to execute and deliver this Bill of Sale as of the 31st day of December, 1998.


                                            SPECIALTY CARE NETWORK, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                 EXHIBIT 7.1(c)

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


         FOR THE SUM OF $10.00 CASH IN HAND, and other good and valuable consideration, including the assumption by VERO ORTHOPAEDICS II, P.A., a Florida professional service corporation ("VERO"), of liabilities as hereinbelow set forth, SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN") hereby assigns, transfers, conveys, and delivers to VERO, all of its legal and beneficial right, title and interest in and to the Purchased Assets not otherwise transferred by that certain Bill of Sale of even date herewith. All capitalized terms not otherwise defined herein having the meanings ascribed to those terms in that certain Restructure Agreement ("Restructure Agreement") by and among SCN, VERO, and the Physician Owners of VERO, dated as of December 31, 1998, and said terms are incorporated herein by this reference.

         In partial consideration of the foregoing, VERO and the Physician Owners, jointly and severally, hereby assume and agree to perform, pay and discharge all Assumed Liabilities.

         This Assignment and Assumption Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, but no assignment shall relieve any party of its obligations hereunder.

         This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, VERO, the Physician Owners and SCN, by their duly-authorized officers, have signed and delivered this Assignment and Assumption Agreement as of December 31, 1998.


                                       SPECIALTY CARE NETWORK, INC.


                                       By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------

                                       VERO ORTHOPAEDICS II, P.A.


                                       By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------


                                       PHYSICIAN OWNERS:


                                       ----------------------------------------
                                       James L. Cain, M.D.


                                       ----------------------------------------
                                       David W. Griffin, M.D.


                                       ----------------------------------------
                                       George K. Nichols, M.D.


                                       ----------------------------------------
                                       Peter G. Wernicki, M.D.

                                 EXHIBIT 7.1(d)

                         MANAGEMENT SERVICES AGREEMENT

                                 See attached.

                                 EXHIBIT 7.2(c)

                                    RELEASE


         THIS RELEASE is being executed and delivered in accordance with
SECTION 7.2(C) of the Restructure Agreement dated December 31, 1998 (the "Agreement") by and among SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN"), VERO ORTHOPAEDICS II, P.A., a Florida professional service corporation ("VERO") and the Physician Owners. Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         VERO and the Physician Owners acknowledge that execution and delivery of this Release is a condition to SCN's obligation to consummate the transaction contemplated by the Agreement and to amend and restate the Service Agreement as the Management Services Agreement, and that SCN is relying on this Release in connection with the foregoing.

         VERO and the Physician Owners, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce SCN to consummate all transactions contemplated by the Agreement, hereby agree as follows:

         VERO and the Physician Owners on behalf of VERO and themselves individually and each of their Related Persons, hereby releases and forever discharges SCN and each of its respective individual, joint or mutual, past, present and future representatives, affiliates, stockholders, controlling persons, subsidiaries, employees, agents, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of VERO and the Physician Owners or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from SCN, whether pursuant to the Merger Agreement, Service Agreement, and any other agreement entered into prior to the date of the Agreement, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of SCN accruing after the Closing Date under the Agreement or the Management Services Agreement, which are to remain in effect after Closing.

         VERO and the Physician Owners hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each VERO and the Physician Owners, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of VERO or the Physician Owners or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release, and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of VERO or the Physician Owners or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Florida without regard to principles of conflicts of law.

         All words used in this Release will be construed to be of such gender or number as the circumstances require.

         IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this 31st day of December, 1998.


                                       VERO:

                                       VERO ORTHOPAEDICS II, P.A.


                                       By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------


                                       PHYSICIAN OWNERS:



                                       ----------------------------------------
                                       James L. Cain, M.D.


                                       ----------------------------------------
                                       David W. Griffin, M.D.


                                       ----------------------------------------
                                       George K. Nichols, M.D.


                                       ----------------------------------------
                                       Peter G. Wernicki, M.D.